EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Wesley R. Card, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Jones Apparel Group, Inc. on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Jones Apparel Group, Inc.

By: /s/ Wesley R. Card

Name: Wesley R. Card
Title: President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Jones Apparel Group, Inc. and will be retained by Jones Apparel Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

        I, John T. McClain, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Jones Apparel Group, Inc. on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Jones Apparel Group, Inc.

By: /s/ John T. McClain

Name: John T. McClain
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Jones Apparel Group, Inc. and will be retained by Jones Apparel Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.